UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW Suite 150, Atlanta, GA	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 24, 2017, Preferred Apartment Communities, Inc. (the "Company"), as sponsor, and PAC Retreat At Greystone, LLC, an indirect subsidiary of the Company, as borrower (the "Borrower"), entered into a Credit Agreement (the "Acquisition Credit Agreement") with Federal Home Loan Mortgage Corporation ("Lender") in connection with a $200 million acquisition revolving credit facility (the "Acquisition Facility").

The Acquisition Credit Agreement is substantially the same as the credit agreement attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on March 6, 2017 and the disclosure from the March 6, 2017 Current Report is incorporated herein and filed as Exhibit 99.1 hereto.

In connection with entering into the Acquisition Credit Agreement, Borrower received an advance of $35,210,000 (the "Acquisition Borrowing") and paid an addition fee of $35,210 to Lender and an addition fee of $105,630 to KeyBank National Association, as servicer. In connection with the Acquisition Borrowing, the Company's manager, Preferred Apartment Advisors, LLC, is entitled to a loan coordination fee of approximately $563,360, or 1.6% of the Acquisition Borrowing.

The description above of the terms of the Acquisition Facility is qualified in its entirety by the Form of Acquisition Credit Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this report set forth under Item 1.01 regarding the Acquisition Facility is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Form of Credit Agreement among Preferred Apartment Communities, Inc., Borrower and Federal Home Loan Mortgage Corporation
99.1
Item 1.01 of the Current Report on Form 8-K filed by Preferred Apartment Communities, Inc. on March 6, 2017 (incorporated by reference to the Current Report on Form 8-K filed by Preferred Apartment Communities, Inc. on March 6, 2017)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: March 29, 2017	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Senior Vice President, General Counsel and Secretary